UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 02/04/2015

BEMAX INC.
(Exact name of registrant as specified in its charter)

Nevada	333-197756	46-554081
(State or other jurisdiction)	(Commission file number)	(IRS Employer Identification No.)

26 Wellsley Lane Dallas, GA (Address of principal executive offices)	30132 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 4, 2015, Bemax, Inc. (the “Company”) announced that on this day it closed its public offering of 1,500,000 shares of its common stock. A total of 1,175,000 shares of the company common stock were sold at a price to the public of $0.05 per share. The net proceeds to the Company from this offering were approximately $58,750.

A registration statement on Form S-1 relating to the shares of the Company’s common stock sold in this offering was declared effective by the U.S. Securities and Exchange Commission on October 8, 2014. Copies of the registration statement, as amended, can be accessed through the website of the Securities and Exchange Commission at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2014	Bemax, INC.	By: /s/ Taiwo Aimasiko President/CEO